For Additional Information Contact:
Charles A. Caswell,
Chief Financial Officer
(704) 688-1112

FOR IMMEDIATE RELEASE
March 21, 2007

First Charter Receives Notice from NASDAQ
Due to Delay in Filing Form 10-K

 Charlotte, North Carolina - March 21, 2007 - First Charter Corporation (NASDAQ: FCTR) today announced that, as expected, it has been contacted by NASDAQ regarding its listing status due to the delay in filing its annual report and that First Charter will request a hearing before a NASDAQ Listing Qualifications Panel to appeal potential delisting.

First Charter's appeal and request for a hearing will automatically stay delisting of the Company's common stock pending the Panel's review and determination.

The Company on March 19, 2007, received a Staff Determination notice from The NASDAQ Stock Market stating that the Company's common stock is subject to delisting from The NASDAQ Global Select Market.  The notice was issued in accordance with standard NASDAQ procedures as a result of the delayed filing of First Charter's Annual Report on Securities and Exchange Commission (SEC) Form 10-K for the year ended December 31, 2006.  Timely filing of periodic reports with the SEC is a requirement for continued listing under NASDAQ Marketplace Rule 4310(c)(14).

As previously announced, First Charter postponed filing its Form 10-K because of delays related to its annual assessment of internal control over financial reporting, management's identification of certain material weaknesses in these internal controls, an inquiry by the Audit Committee of the Board of Directors, preparation of the Company's financial statements, and the review and audit of those financial statements by the Company's outside auditors.  As previously disclosed, the Company expects to file its Form 10-K within the next few weeks and intends to follow through on any other actions necessary to bring it back into compliance with NASDAQ requirements.

Corporate Profile

First Charter Corporation (NASDAQ: FCTR), headquartered in Charlotte, North Carolina, is a regional financial services company with assets of $4.9 billion and is the holding company for First Charter Bank.  First Charter operates 57 financial centers, four insurance offices, and 137 ATMs in North Carolina and Georgia, and also operates loan origination offices in Asheville, North Carolina and Reston, Virginia.  First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, wealth management, investments, insurance, and mortgages.

For more information about First Charter, visit the Corporation's Web site at www.firstcharter.com or call 800-601-8471.

Forward-Looking Statements

Note: This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the company's intention to file its Form 10-K within the next few weeks, the completion of matters necessary to permit filing by such time, and the continued listing of the Company's common stock on the NASDAQ Global Select Market.  There can be no assurances that these forward-looking statements will be achieved, and actual results could differ materially from those suggested by such forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to persuade the NASDAQ Listing Qualifications panel to grant our request for continued listing on the NASDAQ Global Select Market; whether the Company can complete its financial statements within the next few weeks, in light of material weaknesses in its internal controls; whether all or any of these matters affect the ability of the Company's outside auditors to complete their audit and any related procedures required with respect to the Form 10-K; the Company's inability to timely file reports with the Securities and Exchange Commission and any resulting impact on its ability to meet NASDAQ listing requirements; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described above. Therefore, any forward-looking statements in this press release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.